UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2010

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 7th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, on May 30, 2007, the Compensation Committee of the Board of Directors of Bancinsurance Corporation (the "Company") granted restricted stock awards to John S. Sokol, Chairman, Chief Executive Officer and President (28,594 restricted common shares), Matthew C. Nolan, Vice President, Chief Financial Officer, Treasurer and Secretary (7,813 restricted common shares), and Daniel J. Stephan, President of OIC Lender Services of Ohio Indemnity Company, a wholly-owned subsidiary of the Company, (7,681 restricted common shares) (collectively, the "named executive officers" or "NEOs"). The restricted common shares vest in equal annual installments on the first, second and third anniversaries of the date of grant subject to the NEOs continued employment with the Company on the applicable anniversary date. On May 30, 2010, one-third of the restricted common shares granted to each NEO vested. In connection with vesting of these shares, on June 14, 2010, the Compensation Committee approved tax gross-up payments in cash to the NEOs in the following amounts to reimburse such NEOs for the estimated taxes incurred by them in connection with the vesting of the restricted common shares on May 30, 2010:

John S. Sokol - $35,730

Matthew C. Nolan - $9,765

Daniel J. Stephan - $9,600

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

June 15, 2010	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary